Sub-Item 77Q1(a): Copies of Material Amendments to the
Registrants Declaration of Trust or By-laws

Amended Schedule A dated November 3, 2015 to the
Amended and Restated Declaration of Trust dated
April 16, 2013 is incorporated herein by reference to Exhibit (a)(2) to Post-Effective Amendment
No. 24 to the Registrants Registration
Statement on Form N-1A filed with the
Securities and Exchange Commission on
November 25, 2015 (Accession No. 0001193125-15-388223).

Amended Schedule A dated February 8, 2016 to the
Amended and Restated Declaration of Trust dated
April 16, 2013 is incorporated herein by reference to Exhibit (a)(2) to Post-Effective Amendment
No. 43 to the Registrants Registration
Statement on Form N-1A filed with the Securities and Exchange Commission on
April 5, 2015 (Accession No. 0001193125-16-530953).